UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐        Soliciting Material Pursuant to § 240.14a-12

Whitestone REIT (“Whitestone”)

(Name of Registrant as Specified in its Charter)

KBS SOR Properties LLC

KBS SOR (BVI) Holdings, Ltd.

KBS Strategic Opportunity Limited Partnership

KBS Strategic Opportunity REIT, Inc.

KBS Capital Advisors LLC

Keith D. Hall

Peter McMillan III

Kenneth H. Fearn, Jr.

David E. Snyder

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEFINITIVE PROXY MATERIALS

DATED APRIL 12, 2018

2018 ANNUAL MEETING OF SHAREHOLDERS

OF

WHITESTONE REIT

PROXY STATEMENT

DATED APRIL 12, 2018

OF

KBS SOR PROPERTIES LLC

KBS SOR (BVI) HOLDINGS, LTD.

KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP

KBS STRATEGIC OPPORTUNITY REIT, INC.

KBS CAPITAL ADVISORS LLC

KEITH D. HALL

PETER MCMILLAN III

KENNETH H. FEARN, JR.

DAVID E. SNYDER

To Our Fellow Whitestone REIT Shareholders:

This proxy statement (“Proxy Statement”) and the accompanying BLUE proxy card are being furnished to shareholders of Whitestone REIT, a Maryland real estate investment trust (“Whitestone”) with its principal executive office located at 2600 S. Gessner Road, Suite 500, Houston TX 77063, in connection with the solicitation of proxies by KBS (as hereinafter defined and referred to herein as “we”, “us” or “our”) and our nominees for election as trustees of Whitestone, Kenneth H. Fearn, Jr. and David E. Snyder (each a “Nominee” and collectively, the “Nominees”), to be used at the 2018 annual meeting of shareholders of Whitestone (including any adjournments, postponements or continuations thereof) (the “Annual Meeting”), which is scheduled to be held at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, TX, 77042, on May 17, 2018, at 8:00 a.m. (Central Daylight Time). This Proxy Statement and the BLUE proxy card are first being furnished to shareholders on or about April 12, 2018.

We are one of Whitestone’s largest shareholders. We beneficially own 3,768,189 of Whitestone’s common shares of beneficial interest, $0.001 par value per share (“Common Shares”) or approximately 9.61% of Whitestone’s outstanding Common Shares. We first considered an investment in Whitestone almost four years ago in the spring of 2014. We visited its properties, studied its financials and thought it could be an attractive investment at the right price.

However, we also believed that executive compensation was not properly aligned with shareholder interests and that the investment potential could be enhanced if alignment could be achieved. Management compensation, in particular the compensation of Whitestone’s Chairman of the Board of Trustees (the “Board”) and Chief Executive Officer, James Mastandrea, is significantly disproportionate to the size and scale of Whitestone and its operations and compensation paid to executives of peer companies.

Early last year, we believed that market conditions made it favorable for us to make a major investment in Whitestone. Beginning in May 2017 and continuing through March 2018, we purchased Whitestone Common Shares until, as noted, we acquired the 3,768,189 Common Shares we currently own. We were not shy about expressing our concerns regarding executive compensation. In our initial Schedule 13D filing, we stated that we intended to seek a dialogue with management to discuss whether certain changes to employee compensation arrangements (including but not limited to long-term equity incentive compensation) could further align the interests between management and shareholders and improve shareholder returns. As more fully described in this Proxy Statement, we had several phone conversations with management in which we expressed our concern about the misalignment of executive compensation with shareholder interests. Ultimately, we had an in person meeting with Mr. Mastandrea and Paul Lambert, the new Chairman of the Compensation Committee.

We do not believe that Whitestone ever took our concerns seriously. Their responses were a mixture of claiming to not understand our concerns, that we do not understand their business model, or that we do not understand the beneficial changes they have made with respect to executive compensation. To the extent they did communicate changes to their executive compensation program to us, we were not convinced that the changes were sufficient. After reviewing their executive compensation disclosure in the proxy statement of Whitestone (“Whitestone’s Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”), we can now confirm that the changes are simply not enough to address the misalignment between executive compensation and shareholder interests, and do not give us confidence that the current Board is willing or able to reign in executive compensation to appropriate levels.

There are other aspects of Whitestone’s management compensation and corporate governance that we believe do not serve shareholders’ best interests. These include (i) unreasonable and excessive severance terms for management if Mr. Mastandrea is not re-nominated or re-elected to the Board, (ii) a classified Board, (iii) requiring a majority of the voting power to call a shareholder meeting, (iv) not permitting shareholders to remove a trustee except for cause and with a two-thirds vote, and even then the vacancy may only be filled by the remaining trustees, and (v) not permitting shareholders to amend the Amended and Restated Bylaws of Whitestone (the “Bylaws”). Based on the lack of responsiveness by the Chairman of the Board to our compensation concerns expressed to him, the current Board’s history of approving excessive executive compensation, the other corporate governance concerns expressed above and our evaluation of how shareholder values might best be enhanced, we decided to seek a more effective shareholder voice on the Board by electing trustees who were both independent and not selected by the current Board. We believe the Nominees we chose and who have agreed to run and serve, if elected, are highly qualified and will bring a new and badly needed shareholder voice to the Board and will provide oversight and accountability on compensation and governance matters. We also decided to seek greater shareholder accountability from the Board by requesting that it declassify itself so that all trustees come up for election annually.

We are not seeking control or change in management. We want effective oversight of management compensation and good corporate governance. We are seeking only two of the seven seats on the Board, for the purpose of giving shareholders like ourselves a voice on the issues summarized above. We also would prefer not to run against Nandita Berry. She was appointed to the Board only recently in September 2017. The current Board, however, chose to assign her the shortest of terms from among the staggered three year terms to which trustees are elected and subjected her to election at this year’s Annual Meeting of shareholders. If our Nominees are elected, they will advocate increasing the size of the Board for the reappointment of Ms. Berry. Jack Mahaffey, however, must be replaced after his long history of oversight and approval of executive compensation, particularly for his work on the Compensation Committee where he served as Chairman from 2006 until recently and even now continues as a member. Mr. Mahaffey has been on this Board since 2000, and after nearly 18 years we believe he should be recognized de facto as an inside director.

While Whitestone added three new trustees to the Board in 2017, these new trustees were handpicked by existing trustees who for a long time have served as the core group of the Board. We welcome the new trustees but have no reason to believe they will be any more effective than the core group that picked them in reigning in executive compensation or redressing Whitestone’s other governance weaknesses. David Taylor, one of their new trustees, was on the Board for the 2017 Annual Meeting of shareholders. He joined the rest of the Board in unanimously recommending that shareholders vote FOR Board proposals on the (i) 2018 Long Term Equity Incentive Ownership Plan, (ii) Advisory Vote on Executive Compensation and (iii) Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. Each of these proposals was extremely unpopular with shareholders and, despite there being no organized opposition, shareholders roundly defeated two of these Board proposals and for the other proposal, more than 40% of shareholders casting votes expressed their displeasure by voting AGAINST.

The current Board sidestepped any recommendation on our proposal that it de-stagger itself. In Whitestone’s Proxy Statement, the Board states instead that they believe there are valid arguments for and against staggered boards, and that it wants to allow shareholders to express their views on this subject without being influenced by a Board recommendation. We think they are wrong. There is widespread recognition that staggered boards are highly disfavored by investors.

We therefore are seeking your support to elect our Nominees, Kenneth H. Fearn, Jr. and David E. Snyder, to two of the three seats on Whitestone’s staggered Board that are up for election this year by voting FOR the Nominees on the BLUE proxy card furnished with this Proxy Statement. We also are asking you to use the BLUE proxy card to vote FOR our advisory shareholder proposal that requests the Board declassify itself so that all trustees are elected annually instead of, as is currently the case, for three-year terms that are staggered so that as close as possible only approximately one third (1/3) of the Board is up for election each year (the “Shareholder Proposal”). Our proposal that the Board be declassified is made as a request to the Board rather than an amendment to Whitestone’s Declaration of Trust because under Whitestone’s Declaration of Trust and Bylaws, shareholders do not have any power or authority to make the change on their own.

Your vote is important. Please consider the information provided in this Proxy Statement carefully and vote the BLUE proxy card FOR our Nominees and FOR our Shareholder Proposal requesting elimination of the staggered board.

Proposal 1 - Election of Trustees

At the Annual Meeting, we will seek to elect to the Board the following two Nominees:

KENNETH H. FEARN, JR.

DAVID E. SNYDER

We believe that the Nominees have impressive qualifications and that their experience would be extremely beneficial to Whitestone and to its shareholders. Mr. Fearn has a strong background in commercial real estate investment, operations and management, having founded and led his own private equity real estate firm, having acted as Managing Director for another, and having served on public and private boards, including Ashford Hospitality Prime, Inc. (NYSE: AHP). Mr. Snyder has extensive experience in finance and accounting, substantial knowledge of capital markets and significant commercial real estate business experience in roles with various public companies, including presently as Chief Executive Officer of Keppel-KBS US REIT Management Pte. Ltd., a company that manages a publicly listed REIT in Singapore, and previously as Chief Financial Officer of seven separate KBS-sponsored public REITs.

We believe that the Nominees’ knowledge of operations, investments, corporate finance, management and corporate governance will significantly increase the business expertise and leadership of the Board. The Nominees are both strong shareholder-oriented individuals who will help represent the best interests of Whitestone’s shareholders. Each of our Nominees has consented to being named in this Proxy Statement and, if elected, to serve as a trustee.

We and the Nominees have no interests or relationships with Whitestone, its trustees or its management outside of our Common Shares. If elected, the Nominees would be the first trustees on the Board nominated by shareholders rather than the incumbent trustees. They would provide a much needed shareholder-focused outside voice and check on management. As described above, we believe the incumbent trustees have approved grossly excessive and poorly designed management compensation to the detriment of Whitestone shareholders, and have implemented poor corporate governance policies, such as a staggered Board which shields the incumbent trustees from facing reelection except once every three years. These are just some examples of management and Board-friendly policies that can harm shareholders and that the Nominees would advocate to change.

The proxy rules impose certain requirements where, as here, we are seeking to elect trustees to less than all of the Board seats up for election. Under these rules we may only solicit proxies for our Nominees. In order to allow shareholders that would like to vote for our Nominees to fully exercise their voting rights to vote for up to a full complement of three trustees, the rules permit us to solicit proxies in support of our Nominees and also seek authority to vote for all of the Whitestone nominees other than those Whitestone nominees that we specify. This enables a shareholder who desires to vote for up to a full complement of three trustee nominees to use the BLUE proxy card to vote for our Nominees as well as the Whitestone nominee for whom we are seeking authority to vote for other than those nominees as to which the shareholder specifically withholds our authority to vote for. We have determined to nominate a slate of two Nominees, Mr. Fearn and Mr. Snyder, and are seeking authority to vote for a Whitestone nominee other than Nandita Berry and Jack Mahaffey. As a result, should a shareholder so authorize us, on the BLUE proxy card, we would cast votes for our two Nominees and a Whitestone nominee other than Ms. Berry and Mr. Mahaffey. The Whitestone nominee for whom we seek authority to vote has not agreed to serve with any of our Nominees, if elected.

Proposal 4 - Advisory Vote To Request that the Board Take the Necessary Steps To Declassify the Board of Trustees, To Require All Trustees To Stand For Election Annually and To Prohibit the Board of Trustees from Taking Action To Again Classify the Board of Trustees Without First Amending the Declaration of Trust With the Approval of Shareholders

At the Annual Meeting, we will propose that Whitestone’s shareholders adopt the following Shareholder Proposal on a non-binding, advisory basis:

“RESOLVED, that the shareholders of Whitestone request that the Board of Trustees take the necessary steps to declassify the Board of Trustees, to require that all trustees stand for election annually and to prohibit the Board of Trustees from taking action again to classify the Board of Trustees without first amending the Declaration of Trust with the approval of shareholders. The foregoing shall be done in the most expeditious manner available under Maryland law.”

We believe that the election of trustees provides shareholders with a greater opportunity to influence the strategic direction of a public company. Currently, the Board is divided into three classes serving staggered three-year terms. We believe that having a classified Board is not in the best interests of Whitestone and its shareholders because it reduces accountability and is an unnecessary anti-takeover device. The elimination of the staggered Board would require each trustee to stand for election annually. We believe that such annual accountability would serve to keep trustees closely focused on the performance of top executives and on maximizing shareholder value. A classified Board protects the incumbency of the Board and current management, which in turn limits accountability to shareholders. We believe that Whitestone’s corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of Whitestone. We believe sound corporate governance practices, such as the annual election of trustees, will impose the level of management accountability necessary to help ensure that good performance continues over the long term. Our proposal that the Board be declassified is made as a request to the Board rather than an amendment to Whitestone’s Declaration of Trust because under Whitestone’s Declaration of Trust and Bylaws, shareholders do not have any power or authority to make the change on their own.

Proxy advisory firms ISS and Glass Lewis both favor the repeal of staggered boards and the annual election of directors. According to Glass Lewis’s 2018 proxy guidelines, empirical studies have shown: (i) staggered boards are associated with a reduction in a firm’s valuation; and (ii) in the context of hostile takeovers, staggered boards operate as a takeover defense, which entrenches management, discourages potential acquirers, and delivers a lower return to target shareholders.

MR. KENNETH H. FEARN, JR. AND MR. DAVID E. SNYDER ARE COMMITTED TO ACTING IN THE BEST INTEREST OF ALL SHAREHOLDERS OF WHITESTONE. WE URGE YOU TO VOTE THE BLUE PROXY CARD (I) FOR MR. KENNETH H. FEARN, JR. AND MR. DAVID E. SNYDER AS TRUSTEES AND (II) FOR THE ADVISORY VOTE TO REQUEST THAT THE BOARD TAKE THE NECESSARY STEPS TO DECLASSIFY THE BOARD OF TRUSTEES, TO REQUIRE ALL TRUSTEES TO STAND FOR ELECTION ANNUALLY AND TO PROHIBIT THE BOARD OF TRUSTEES FROM TAKING ACTION TO AGAIN CLASSIFY THE BOARD OF TRUSTEES WITHOUT FIRST AMENDING THE DECLARATION OF TRUST WITH THE APPROVAL OF SHAREHOLDERS.

IMPORTANT

According to Whitestone’s Proxy Statement for the Annual Meeting, the Bylaws and applicable law, (i) the election of the Nominees requires the affirmative vote of a plurality of the votes cast by the holders of Common Shares at a meeting at which a quorum is present in person or represented by proxy and (ii) the adoption of the Shareholder Proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Shares at a meeting at which a quorum is present in person or represented by proxy. As a result, your vote is extremely important. We urge you to mark, sign, date, and return the enclosed BLUE proxy card to vote FOR the election of each Nominee and FOR the adoption of the Shareholder Proposal.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY WHITESTONE. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EXECUTING A VOTE VIA INTERNET OR TELEPHONE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. ONLY YOUR LATEST-DATED PROXY WILL BE COUNTED AT THE

ANNUAL MEETING. SEE “VOTING PROCEDURES” AND “PROXY PROCEDURES” BELOW.

If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote the Common Shares in its name at the meeting. Contact Morrow Sodali LLC (“Morrow Sodali”) at the number shown in this Proxy Statement for assistance or if you have any questions.

If you have any questions or require any assistance in executing your proxy, please contact:

470 West Avenue

Stamford, CT 06902

Call Toll Free: (800) 662-5200

E-mail: KBS@morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting

The Proxy Statement, as well as other proxy materials distributed by the Participants,

are available free of charge online at www.enhancewhitestone.com

Only holders of record of Common Shares as of the close of business on March 6, 2018 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof. According to Whitestone’s Proxy Statement for the Annual Meeting, as of the Record Date, there were 39,223,717 outstanding Common Shares. Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each Common Share held on the Record Date.

As of the Record Date, we beneficially owned an aggregate of 3,768,189 Common Shares, representing approximately 9.61% of the outstanding Common Shares. We intend to vote such Common Shares FOR the Nominees and FOR the Shareholder Proposal.

VOTE FOR THE NOMINEES AND FOR THE SHAREHOLDER PROPOSAL BY USING THE ENCLOSED BLUE PROXY CARD. PLEASE VOTE TODAY - BY TELEPHONE, BY INTERNET, OR BY MARKING, SIGNING, DATING AND RETURNING THE BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

Participants in Solicitation of Proxies

The participants in our solicitation of proxies from shareholders of Whitestone (the “Participants”) include KBS and the Nominees. “KBS” consists of KBS SOR Properties LLC (“SOR Properties”), KBS SOR (BVI) Holdings, Ltd. (“SOR BVI”), KBS Strategic Opportunity Limited Partnership (“SOR LP”), KBS Strategic Opportunity REIT, Inc. (“SOR REIT”), KBS Capital Advisors LLC (the “Advisor”), Keith D. Hall and Peter McMillan III.

SOR Properties is a Delaware limited liability company. SOR BVI is a private company limited by shares according to the British Virgin Islands Business Companies Act, 2004. SOR LP is a Delaware limited partnership. SOR REIT is a Maryland corporation. The Advisor is a Delaware limited liability company. Keith D. Hall, Peter McMillan III, Kenneth H. Fearn, Jr., and David E. Snyder are citizens of the United States.

SOR Properties is wholly owned by SOR BVI. SOR BVI is wholly owned by SOR LP. SOR REIT is the general partner of SOR LP. Keith D. Hall and Peter McMillan III are executive officers and directors of SOR REIT and SOR BVI. The Advisor is the external advisor to SOR REIT. Pursuant to an advisory agreement dated October 8, 2017 (the “Advisory Agreement”), subject to the express limitations set forth in the Advisory Agreement and the continuing and exclusive authority of SOR REIT board of directors over the management of SOR REIT, the power to direct the management, operation and policies of SOR REIT, including making, financing and disposing of investments, is vested in the Advisor, which has the power by itself and is authorized and empowered on behalf and in the name of SOR REIT to carry out any and all of the objectives and purposes of SOR REIT and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under the Advisory Agreement.

On March 28, 2016, the board of directors of SOR REIT approved and adopted an equity securities purchase program (the “Program”). SOR REIT, through SOR Properties, acquired beneficial ownership of 3,768,189 Common Shares pursuant to the Program. Under the Program, an investment committee of the Advisor composed of Peter McMillan III and Keith D. Hall evaluates and approves all of the proposed investments and sales of equity securities acquired under the Program.

Annex B attached hereto sets forth all transactions in securities of Whitestone effected during the past two years by the Participants and their beneficial ownership of securities of Whitestone.

With respect to each Participant, except as set forth herein or in any of the Annexes attached hereto, (i) such Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Whitestone, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Participant nor any of such Participant’s associates have any arrangement or understanding with any person with respect to (A) any future employment by Whitestone or its affiliates or (B) any future transactions to which Whitestone or any of its affiliates will or may be a party.

In addition, except as set forth herein or in any of the Annexes attached hereto, neither any Participant nor any of their respective associates or immediate family members was a party to any transaction or series of transactions since the beginning of Whitestone’s last fiscal year, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) Whitestone was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any Participant, associate or immediate family member had or will have a direct or indirect material interest. Furthermore, except as set forth herein or in any of the Annexes attached hereto, (a) none of the Participants’ associates beneficially own, directly or indirectly, any securities of Whitestone, (b) none of the Participants own any securities of any parent or subsidiary of Whitestone, (c) no Participant owns any securities of Whitestone of record that such Participant does not own beneficially, (d) no part of the purchase price or market value of the securities of Whitestone owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, (e) no Participant has a family relationship with any trustee, executive officer, or person nominated or chosen by Whitestone to become a trustee or executive officer and (f) no companies or organizations, with which any of the Participant has been employed in the past five years, is a parent, subsidiary or other affiliate of Whitestone.

To the knowledge of the Participants, no change of control of Whitestone has occurred since the beginning of its last fiscal year. No Nominee or associate of a Nominee is party to any actual or pending material legal proceedings adverse to Whitestone or any of its subsidiaries or has a material interest adverse to Whitestone or any of its subsidiaries.

Delivery of Notice of Proposals

Article II, Section 12(a) of the Bylaws provides that nominations of persons for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders “…(iii) by any shareholder of [Whitestone] who was a shareholder of record both at the time of giving of notice by the shareholder provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a).”

On December 28, 2017, SOR Properties, a Whitestone shareholder of record, delivered timely notice in accordance with the foregoing and otherwise in accordance with the Bylaws notifying Whitestone that SOR Properties intended to (1) nominate and seek to elect at the Annual Meeting three individuals, including Kenneth H. Fearn, Jr. and David E. Snyder, as members of the Board and (2) seek shareholder approval of a resolution, on a non-binding, advisory basis, requesting that the Board take the necessary steps to declassify the Board, to require that all trustees stand for election annually and prohibit the Board from taking action to again classify the Board without first amending the Declaration of Trust with the approval of shareholders. On December 29, 2017, Whitestone confirmed timely receipt of such notice.

PROPOSAL 1: ELECTION OF TRUSTEES

As described above, SOR Properties has nominated at the Annual Meeting Kenneth H. Fearn, Jr. and David E. Snyder as members of the Board. Each Nominee, if elected, would serve a three-year term and hold office until the 2021 annual meeting of shareholders and until a successor has been duly elected and qualified unless the Board eliminates the staggered Board in accordance with the Shareholder Proposal (in which case they would serve a one-year term and hold office until the 2019 annual meeting of shareholders and until a successor has been duly elected and qualified). The Nominees are independent under the independence standards applicable to trustees of Whitestone under (i) paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended and (ii) the New York Stock Exchange (“NYSE”) listing standards. Background information about each of the Nominees is set forth below.

According to Whitestone’s Proxy Statement, the Board has nominated three candidates for election as trustees at the Annual Meeting. This Proxy Statement is soliciting proxies to elect Kenneth H. Fearn, Jr. and David E. Snyder and to enable shareholders to vote for a Whitestone nominee other than Nandita Berry and Jack Mahaffey. Therefore, should a shareholder so authorize us, we will cast votes for our two Nominees and a Whitestone nominee other than Nandita Berry and Jack Mahaffey. The Whitestone nominee for whom we seek authority to vote has not agreed to serve with any of our Nominees, if elected.

We do not have objections to Ms. Berry’s membership on the Board, but rather are seeking her seat so that we can have two trustees on the Board. We believe two seats are needed to ensure that our trustees are able to make and second motions for debate and consideration. We would support increasing the size of the Board to reappoint Nandita Berry, who was just appointed to the Board in 2017, but Jack Mahaffey, however, must be replaced after his long history of oversight and approval of executive compensation, particularly for his work on the Compensation Committee where he served as Chairman from 2006 until recently and even now continues as a member. Mr. Mahaffey has been on this Board since 2000, and after 18 years, we believe he should be recognized de facto as an inside director.

If elected, the Nominees will be a minority of the trustees and will not alone be able to adopt resolutions. However, the Nominees expect to be able to actively engage other Board members in full discussion of the issues facing Whitestone and resolve them together. By utilizing their respective experiences and working constructively with Board members, the Nominees believe they can effect positive change at Whitestone by attempting to persuade other Board members to reduce executive compensation to more appropriate levels, to implement appropriate performance metrics for long-term equity awards that will better align management with shareholders, and to consider the Shareholder Proposal and other shareholder-friendly corporate governance improvements (such as allowing shareholders to amend the Bylaws).

We have an interest in the election of trustees at the Annual Meeting indirectly through the beneficial ownership of securities, as further described in Annex A. Except as disclosed in this Proxy Statement, none of the Nominees will receive any compensation from any of the Participants or any of their affiliates in connection with this proxy solicitation. SOR REIT and the Nominees have entered into agreements, in which, among other things, all expenses incurred in connection with the solicitation shall be paid by SOR REIT and SOR REIT has agreed to pay each Nominee $10,000 for participating in this proxy contest.

Messrs. Hall and McMillan have business relationships with both of our Nominees, Mr. Snyder and

Mr. Fearn. Mr. Snyder is currently employed as Chief Executive Officer and Chief Investment Officer of Keppel-KBS US REIT Management Pte. Ltd. (the “Manager”), the manager of Keppel-KBS US REIT, a real estate investment trust listed in Singapore. Messrs. Hall and McMillan each own significant interests in the Manager, and Mr. McMillan is a director and the Chairman of the board of directors of the Manager.

Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC (“IC”), a private equity real estate firm with a focus on hospitality. IC has entered into a joint venture investment in a hotel in South Carolina with KBS Strategic Opportunity REIT II, Inc. Messrs. Hall and McMillan each serve as officers and directors of KBS Strategic Opportunity REIT II, Inc., and also have ownership and management interests in KBS Strategic Opportunity REIT II’s external advisor.

MR. KENNETH H. FEARN, JR., age 52

Mr. Fearn is Founder and Managing Partner of IC. IC is a private equity real estate firm with a focus on hospitality. Since its founding in 2004, IC has acquired more than $500 million in hospitality assets in primary and secondary markets across the United States, including a joint venture investment in a hotel in South Carolina with KBS Strategic Opportunity REIT II, Inc. a KBS affiliate. Prior to founding IC, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development. Mr. Fearn has been directly involved in over $1.5 billion of acquisitions and has secured more than $2.5 billion in debt financing. Previously, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm in Los Angeles. Prior to his involvement with McKinsey & Company he worked at JP Morgan & Company, a global investment banking firm in New York City, where he was involved with corporate merger and acquisition assignments.

Mr. Fearn is an Independent Director of Ashford Hospitality Prime, Inc. (NYSE: AHP) where he serves as Chairman of the Related Party Committee, and serves as a member of the Compensation and Audit Committees. He also previously served on the AHP Governance Committee. He also serves on the Marriott International Owner Advisory Board.

Mr. Fearn served as an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University from 2015-2016 and was a 2015 Dean’s Distinguished Speaker for the Cornell University School of Hospitality Administration. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles from 2009 to 2012. He also served on the Board of Trustees of the Los Angeles Area Chamber of Commerce from 2005 to 2014. Mr. Fearn was formerly on the Board of Trustees of The Lusk Center for Real Estate at USC from 2009 to 2014. He has also served on numerous charity boards including the Board of Directors of Loyola High School of Los Angeles, Challengers Boys & Girls Club, the Andre Agassi Charitable Foundation, the UC Berkeley Alumni Association, and the Advisory Board of the Medical Genetics Institute at Cedars-Sinai Medical Center. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business. Mr. Fearn does not, and his associates do not, own beneficially or of record, any Common Shares or other Whitestone securities. Mr. Fearn’s business address is 11150 Santa Monica Blvd., Suite 1680, Los Angeles, CA 90025.

Based upon Mr. Fearn’s strong background in commercial real estate investment, operations and management, having founded and led his own private equity real estate firm, having acted as Managing

Director for another, and having served on public and private boards, including Ashford Hospitality Prime, Inc., KBS believes that Mr. Fearn has the requisite set of skills to serve as a Board member of Whitestone. KBS believes that Mr. Fearn’s business experiences, as well as his knowledge of operations, investments, corporate finance and corporate governance, will add to the business expertise and leadership of the Board. KBS also believes that Mr. Fearn is a strong shareholder-oriented individual who will help represent the best interests of Whitestone’s shareholders.

MR. DAVID E. SNYDER, age 47

Mr. Snyder has served since November 2017 as Chief Executive Officer of Keppel-KBS US REIT Management Pte. Ltd., a company for which Mr. McMillan serves as Chairman of the Board of Directors and for which Messrs. Hall and McMillan each own significant interests. Keppel-KBS US REIT Management Pte. Ltd. manages Keppel-KBS US REIT, a publicly listed REIT in Singapore that owns and operates commercial real estate in the United States. From June 2015 through November 2017, Mr. Snyder worked for himself as a real estate management consultant where he primarily managed the GKK real estate portfolio on behalf of KBS Real Estate Investment Trust, Inc. Until June 2015, he served as the Chief Financial Officer of KBS Capital Advisors LLC, KBS Real Estate Investment Trust, Inc., KBS Real Estate Investment Trust II, Inc., KBS Real Estate Investment Trust III, Inc. and KBS Growth & Income REIT, Inc., positions he held for these entities since November 2008, December 2008, December 2008, January 2010 and January 2015, respectively. Until June 2015, he was also the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT, Inc., KBS Legacy Partners Apartment REIT, Inc. and KBS Strategic Opportunity REIT II, Inc. positions he held for these entities since December 2008, August 2009 and February 2013, respectively.

From January 1998 to May 2008, Mr. Snyder worked for Nationwide Health Properties, Inc., a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At Nationwide Health Properties, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition, Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans. As part of his investment and financing responsibilities, Mr. Snyder participated in the origination, modification and refinancing of mortgage loans made to customers, mortgages obtained on real estate and unsecured credit facilities.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder worked for Arthur Andersen LLP. Mr. Snyder received a Bachelor of Science Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder’s business address is P.O. Box 120052, Antimony, UT 84712. Mr. Snyder does not, and his associates do not, own beneficially or of record, any Common Shares or other Whitestone securities.

Based upon Mr. Snyder’s extensive experience in finance and accounting, substantial knowledge of capital markets and significant commercial real estate business experience in roles with various public companies, including presently as Chief Executive Officer of Keppel-KBS US REIT Management Pte. Ltd., a company that manages a publicly listed REIT in Singapore, and previously as Chief Financial Officer of seven separate KBS-sponsored public REITs, KBS believes that Mr. Snyder has the requisite set of skills to serve as a Board member of Whitestone. KBS believes that Mr. Snyder’s business experiences, as well as his knowledge of operations, investments, corporate finance and corporate governance, will add to the business expertise and leadership of the Board. KBS also believes that Mr. Snyder is a strong shareholder-oriented individual who will help represent the best interests of Whitestone’s shareholders.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF MR. KENNETH H. FEARN, JR. AND MR. DAVID E. SNYDER BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE BLUE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE COMMON SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE ELECTION OF MR. KENNETH H. FEARN, JR. AND MR. DAVID E. SNYDER AND A WHITESTONE NOMINEE OTHER THAN NANDITA BERRY AND JACK MAHAFFEY.

PROPOSAL 4: ADVISORY VOTE TO REQUEST THAT THE BOARD TAKE THE NECESSARY STEPS TO DECLASSIFY THE BOARD OF TRUSTEES, TO REQUIRE ALL TRUSTEES TO STAND FOR ELECTION ANNUALLY AND TO PROHIBIT THE BOARD OF TRUSTEES FROM TAKING ACTION TO AGAIN CLASSIFY THE BOARD OF TRUSTEES WITHOUT FIRST AMENDING THE DECLARATION OF TRUST WITH THE APPROVAL OF SHAREHOLDERS

Whitestone’s Declaration of Trust requires that, as long as Whitestone is subject to Section 3-803 of the Maryland General Corporation Law (which provides for a classified Board), the Board shall be divided into three classes having staggered three-year terms. If Whitestone is no longer subject to Section 3-803, then Whitestone’s Declaration of Trust requires that each trustee stand for election annually. Under Maryland law, the Board may, through resolutions, cause Whitestone to elect to be subject to Section 3-803 or to elect to not be subject to Section 3-803. The Board may also adopt resolutions to prohibit Whitestone from electing to be subject to Section 3-803 in the future. Previously, the Board did adopt resolutions causing Whitestone to elect to be subject to Section 3-803. By this proposal, we are asking the Board to reverse that election and to prohibit any change to that election from being made in the future. Our proposal that the Board be declassified is made as a request to the Board rather than an amendment to Whitestone’s Declaration of Trust because under Whitestone’s Declaration of Trust and Bylaws, shareholders do not have any power or authority to make the change on their own.

We believe that the election of trustees provides shareholders with a greater opportunity to influence the strategic direction of a public company. Currently, the Board is divided into three classes serving staggered three-year terms. We believe that having a classified Board is not in the best interests of Whitestone and its shareholders because it reduces accountability and is an unnecessary anti-takeover device. The elimination of the staggered Board would require each trustee to stand for election annually. We believe that such annual accountability would serve to keep trustees closely focused on the performance of top executives and on maximizing shareholder value. A classified Board protects the incumbency of the Board and current management, which in turn limits accountability to shareholders. We believe that Whitestone’s corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of Whitestone. We believe sound corporate governance practices, such as the annual election of trustees, will impose the level of management accountability necessary to help ensure that good performance continues over the long term.

Proxy advisory firms ISS and Glass Lewis both favor the repeal of staggered boards and the annual election of directors. According to Glass Lewis’s 2018 proxy guidelines, empirical studies have shown: (i) staggered boards are associated with a reduction in a firm’s valuation; and (ii) in the context of hostile takeovers, staggered boards operate as a takeover defense, which entrenches management, discourages potential acquirers, and delivers a lower return to target shareholders.

Therefore, we are proposing that shareholders adopt the following Shareholder Proposal on a non-binding, advisory basis at the Annual Meeting in order to encourage the Board to declassify the Board:

“RESOLVED, that the shareholders of Whitestone REIT request that the Board of Trustees take the necessary steps to declassify the Board of Trustees, to require that all trustees stand for election annually and prohibit the Board of Trustees from taking action to again classify the Board of Trustees without first amending the Declaration of Trust with the approval of shareholders. The foregoing shall be done in the most expeditious manner available under Maryland Law.”

You may vote “FOR” or “AGAINST” the above resolution, or you may “ABSTAIN.” The Shareholder Proposal will be approved if it receives the affirmative vote of a majority of the votes cast by the holders of Common Shares in person or represented by proxy at the Annual Meeting, if there is a quorum present at the Annual Meeting.

Your vote is advisory, and therefore not binding on Whitestone or the Board. Nevertheless, we believe that Whitestone should value the opinions of its shareholders and are hopeful that the Board will review and consider the outcome of this vote in considering the Shareholder Proposal.

WE STRONGLY URGE YOU TO VOTE FOR THE SHAREHOLDER PROPOSAL BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT OR BY USING THE BLUE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE COMMON SHARES REPRESENTED BY THE BLUE PROXY CARD FOR THE SHAREHOLDER PROPOSAL.

As noted below, you will also have an opportunity to vote for Whitestone’s proposals at the Annual Meeting on the BLUE proxy card.

BACKGROUND

We first considered an investment in Whitestone almost four years ago in the spring of 2014. We visited its properties, studied its financials and thought it could be an attractive investment at the right price.

We thought that executive compensation was not properly aligned with shareholder interests and that the investment potential could be enhanced if alignment could be achieved. Management compensation, in particular the compensation of Whitestone’s Chairman of the Board and Chief Executive Officer, James Mastandrea, was significantly disproportionate to the size and scale of Whitestone and its operations and compensation paid to executives of peer companies.

Early last year, we believed that market conditions made it favorable for us to make a major investment in Whitestone. Beginning on May 5, 2017 and continuing through March 2018, we purchased Whitestone Common Shares through open market transactions on the NYSE, until we acquired the 3,768,189 Common Shares we currently own. Please refer to Annex B for a detailed list of these purchases.

On May 17, 2017, Peter McMillan III, Chairman and President of SOR REIT, had a telephone conversation with David Holeman, Whitestone’s Chief Financial Officer, concerning KBS’s perspectives on Whitestone’s business and conditions affecting its business. Geoffrey Hawkins, then a Managing Director of KBS Capital Advisors, also participated. Mr. McMillan mentioned that his team had visited most of Whitestone’s properties a few years ago and recently toured the two new acquisitions in Texas. They discussed the recent acquisitions in Texas and focused specifically on the acquisition capitalization rates and future development opportunities. Mr. McMillan communicated that while he liked the business, he had concerns with both the size and performance metrics of the long-term equity awards granted to management under the equity ownership plan. Mr. Holeman responded that the awards were granted under an equity ownership plan that was approved by the Board and a new plan had recently been approved by the Board. Mr. McMillan and Mr. Holeman did not attempt to reach agreement.

On June 12, 2017, Mr. McMillan called Mr. Holeman as a courtesy to let him know that KBS had submitted to EDGAR, for filing on June 13, 2017, a Schedule 13D to report the acquisition of more than 5% of Whitestone’s outstanding Common Shares, and that in the filing KBS had commented on Whitestone’s executive compensation under the equity ownership plan. Mr. McMillan referred to their discussion on the May 17, 2017 call and indicated that KBS continued to be concerned that both the size and performance metrics of the awards did not properly align management’s interests with shareholder’s interests. Mr. McMillan pointed out that Whitestone’s general and administrative (“G&A”) expenses relative to total assets was much higher than that of any similarly sized competitor. Mr. Holeman had several questions about the Schedule 13D filing and the experience of KBS in shareholder activism. Mr. McMillan answered his questions. Mr. Holeman reiterated that the Board had approved the equity ownership plan. He pointed out the independent Board members supported the plan. Mr. McMillan reiterated that despite the Board’s approval he still felt the awards under the plan did not align management’s interests with shareholder interests. Mr. Holeman said he would speak with James Mastandrea, Chief Executive Officer and Chairman of Whitestone, and get back to Mr. McMillan with their response. This response never came.

On June 13, 2017, we filed the Schedule 13D report which reflected the acquisition of 2,698,120 Common Shares, or 7.09% of the outstanding Common Shares reported by Whitestone in their Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 5, 2017. We reported that the Common Shares were acquired for investment purposes and that we intended to review our investment in Whitestone on a continuing basis. We reported that at the prices at which the securities were acquired, we considered the Common Shares an attractive investment opportunity on the basis of Whitestone’s real estate portfolio and financial position. In addition, we reported that we intended to seek a dialogue with management of Whitestone to discuss whether certain changes to employee compensation arrangements (including but not limited to long-term equity incentive compensation) could further align the interests between management and shareholders and improve shareholder returns. We reported that we intended to acquire Common Shares through open market purchases until we held up to approximately 9.6% of the outstanding Common Shares. We reported that the timing and amount of such future acquisitions would depend on the future trading volume and prices of the Common Shares.

On June 21, 2017, we filed Amendment No. 1 to the Schedule 13D to report the additional acquisition of 517,073 additional Common Shares bringing our total to 3,215,193 Common Shares, or 8.45% of the outstanding Common Shares reported by Whitestone in their Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 5, 2017.

On July 31, 2017, having not heard back from Mr. Holeman or Mr. Mastandrea after nearly seven weeks, Mr. McMillan called Mr. Holeman and left a voicemail message asking him to return the call. This led to a call with Messrs. Mastandrea and Holeman on August 9, 2017, which began with Mr. McMillan reiterating the view that the long-term equity award metrics do not align management and shareholder interests and that the amount of compensation is too large relative to Whitestone’s asset size. Mr. McMillan also noted our familiarity with Whitestone’s properties, having actually visited them, and stated that we were long-term investors. Messrs. Mastandrea and Holeman defended the executive compensation and spoke of their goal to enhance shareholder value. The call ended with Mr. Mastandrea stating that he would relay the conversation to the Board and get back to Mr. McMillan. This response never came.

On October 6, 2017, having not heard back from Mr. Mastandrea or Mr. Holeman (and putting off calling for some additional weeks in deference to Hurricane Harvey, which hit Houston in August of 2017), Mr. McMillan called Mr. Holeman yet again, and left a message asking him to return the call. Mr. Holeman returned that call later that day. On the call, Mr. McMillan asked whether there had been any new thoughts regarding the matters they had previously discussed. Mr. Holeman said no and that the independent Board members approved the plan and the awards. Mr. Holeman asked Mr. McMillan what he did not like about the awards under the plan and why it was an issue at that time, since it was in place when we began buying Whitestone Common Shares. Mr. McMillan answered that we do not like the performance metrics of the awards (specifically, absolute levels of funds from operations or “FFO”, which can easily be attained through property acquisitions, versus FFO per share, which is a better measure of performance) as well as the size of the awards under the plan. Mr. McMillan explained that it was an issue when we began buying Common Shares and that has been a consistent message on KBS’s prior calls with Whitestone management. Mr. Holeman said they were not contemplating a change.

After this call, we considered our options, recognizing that pursuant to Whitestone’s Bylaws, notice of nominations to the Board and shareholder proposals must be made by December 30, 2017. Faced with this notice deadline, Whitestone’s intransigence and our ongoing attention to our investment, we considered what we might do to improve management accountability and governance. Bringing these matters to fellow shareholders at the upcoming Annual Meeting seemed the best of the available options. Therefore, on the afternoon of December 28, 2017, SOR Properties delivered timely notice in accordance with the Bylaws of its intention to nominate three individuals for election to the Board at the Annual Meeting and to bring the Shareholder Proposal for a vote at the Annual Meeting (the “Notice”). On December 29, 2017, we filed Amendment No. 2 to the Schedule 13D to report delivery of the Notice as well as the acquisition of an additional 387,996 Common Shares, bringing our total to 3,603,189 Common Shares, or 9.36% of the outstanding Common Shares reported by Whitestone in their Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 3, 2017.

Whitestone responded to the Notice with a press release less than 24 hours after delivery of the Notice, early in the morning of December 29, 2017, that claimed our nominations “come as a surprise,” that they “find it unusual that KBS has not requested to meet with our management team to learn more about our unique business model and strategy or visit our community-centered properties before stating its intent to nominate Trustee candidates” and that they “are open to and appreciate constructive feedback from our shareholders.”

The press release was followed up with a similar letter from Mr. Mastandrea to Mr. McMillan, dated January 10, 2018, that claimed “surprise” at receipt of the Notice and that because we “never approached [Whitestone] with any concerns” about any business issues that Whitestone was surprised that we “did not request to meet with [Whitestone’s] management team” prior to delivery of the Notice. Mr. Mastandrea claimed in the letter that “the Board and management team value the views of all our shareholders” and invited Mr. McMillan to visit Whitestone’s corporate offices, meet its management team, discuss his concerns and tour Whitestone’s properties. This was released despite KBS’s prior calls to Whitestone management expressing their concerns with executive compensation and describing their visits to Whitestone properties, which are described above.

At this time, representatives of DLA Piper LLP (US) (“DLA”), counsel to KBS, received a letter from Morrison & Foerster LLP (“Morrison & Foerster”), dated January 10, 2018, containing various claims that the Schedule 13D filings were deficient, complaints about the contents of the Notice, and a statement that they “intend to carefully review all of KBS’s actions and filings.”

On January 19, 2018, Mr. McMillan responded to Mr. Mastandrea’s letter dated January 10, 2018. Mr. McMillan’s letter summarized their previous phone calls and noted that the concerns he expressed regarding executive compensation had been disregarded. The letter stated that KBS continued to be interested in a substantive discussion of the executive compensation and Whitestone’s overall governance, but that for the talks to be productive there must be Board participation, including all members of the Compensation Committee. Mr. McMillan asked Mr. Mastandrea to arrange times when he and the rest of the Board would be available for a conference call with KBS, as KBS believed that was the best way to proceed.

On January 19, 2018, DLA also sent a letter responding to Morrison & Foerster’s letter dated January 10, 2018. DLA noted that KBS had made a large and important investment in Whitestone, that it continuously evaluates that investment, and has had several contacts with Whitestone’s management and expressed its concern that management compensation is not aligned with shareholder interests. DLA noted that Whitestone’s responses were at best cordial but firm in indicating things would not change. DLA noted the significantly limited rights and access of Whitestone shareholders. DLA noted that Whitestone does not permit shareholders to call a shareholder meeting unless they hold a majority of votes entitled to be cast on the matter; that it does not permit shareholders to remove a trustee except for cause and with a two-thirds vote, and even then the vacancy may only be filled by the remaining trustees; that it does not even permit shareholders to nominate trustees or bring matters up for a vote at its annual meeting unless the shareholder provides a detailed notice at least 90 and not more than 120 days before the meeting. DLA noted that shareholders have no ability to amend the Bylaws and that, most egregiously, Whitestone staggers its Board of Trustees so that a trustee does not face a shareholder vote but once every three years. DLA stated that, faced with the notice deadline in the Bylaws, Whitestone’s intransigence and KBS’s ongoing attention to its investment, KBS considered its options, considered what it might do to improve management accountability and governance, and decided that bringing these matters to fellow shareholders at the upcoming annual meeting seemed the best of the available options. DLA concluded the letter by stating that KBS will “continue to welcome a real discussion of the concerns raised and hopes these discussions take place.”

On January 25, 2018, we sent a demand to Whitestone, pursuant to Section 8-402 of the Maryland REIT Law and Section 2-513 of the Maryland General Corporation Law, to inspect and copy a list of registered shareholders and related information. Through their counsel, Whitestone refused to provide anything other than a list of record owners of shares and restricted shares (i.e., they would not give us the list of beneficial owners). They also refused to provide the list electronically, requiring us to spend time and money converting the list to electronic format.

On January 25, 2018, Mr. Mastandrea responded to Mr. McMillan’s letter dated January 19, 2018. In this letter, Mr. Mastandrea again referred to the new equity ownership plan as a noteworthy change. The letter also referred to a footnote in Whitestone’s Quarterly Report on Form 10-Q that reported a new grant of performance-based restricted common share units to “certain employees” without offering any information regarding who received the awards, what other compensation the recipients received, or whether this was part of a long-term, programmatic change to compensation. The letter claimed that they attempted to engage with us on at least four prior occasions. The letter stated that Mr. Mastandrea and the other members of Whitestone’s Board were “mystified” by our statements about executive compensation concerns. The letter asked us to be more specific about our concerns in a face-to-face meeting at Whitestone’s headquarters, and suggested we tour their properties and meet with members of their management so that we can “understand” their “business model.”

On February 9, 2018, Mr. McMillan responded to Mr. Mastandrea’s letter dated January 25, 2018. In this letter, Mr. McMillan again explained his concerns with Whitestone’s executive compensation. He wrote that the concerns are very similar to criticisms made by ISS and Glass Lewis last year. He reminded Mr. Mastandrea that Whitestone failed its say on pay vote last year. He wrote that we are looking for long-term, programmatic changes to executive compensation to (a) bring total compensation in line with Whitestone’s peers and (b) to align executive compensation with total shareholder return. He wrote that if Whitestone is willing to engage with us on this issue, we are willing to listen and collaborate on a solution, and that we are prepared to discuss different approaches. He wrote that we think meeting is a good idea, but based on our past contacts and correspondence, it should be preceded by a phone call to see if we can get by what so far has been an inability to engage on substantive issues. Mr. McMillan stated that since the Compensation Committee is charged with administering the executive compensation program, he would like the call to be between Paul Lambert, Chair of the Compensation Committee and Mr. McMillan. He said that other independent directors on the Committee could join and even that Mr. Mastandrea could be on the call.

On February 15, 2018, Mr. Mastandrea responded to Mr. McMillan’s letter dated February 9, 2018. He again invited Mr. McMillan to a face-to-face meeting at Whitestone’s headquarters, so that Mr. McMillan could meet with the management team to discuss Whitestone’s “business and prospects.”

He stated there was no need for a preliminary call and that Mr. Lambert would be available to discuss compensation issues.

On February 19, 2018, the Nominating and Corporate Governance Committee sent to KBS’s Nominees a 46 page questionnaire and asked them to complete it. DLA responded on their behalf, in a letter dated February 20, 2018, that the 46 page questionnaire is the same questionnaire Whitestone provides to its current officers and trustees, and redundant with the information already provided in the Notice. DLA noted that Whitestone’s Bylaws are quite explicit and extensive in requesting information about nominees proposed by shareholders and setting the time for delivery of that information. DLA noted that, in the Notice, KBS timely provided all the information required by the Bylaws with respect to shareholder nominations, including but not limited to complete biographical summaries of the Nominees. Since the Bylaws do not include a requirement for a completed “Trustees and Officers Questionnaire” and the questionnaire does not, in any event, generate any information KBS has not already provided in the Notice, DLA respectfully referred the Nominating and Corporate Governance Committee to the Notice for the information it requires for a review of shareholder proposed nominees.

Further to the request above, on February 27, 2018, the Nominating and Corporate Governance Committee sent to KBS’s Nominees an invitation to have in-person interviews. DLA declined the invitations on their behalf, in a letter dated March 2, 2018. DLA noted that KBS’s Nominees are not seeking endorsement by the Nominating and Corporate Governance Committee; rather, they are seeking election because of the failure by the current Whitestone trustees to properly oversee and provide leadership for Whitestone’s executive compensation policies and corporate governance practices. DLA stated that nominees selected by shareholders, rather than the incumbent trustees, are required to provide this oversight and an effective shareholder voice on the Board.

On February 26, 2018, Mr. McMillan responded to Mr. Mastandrea’s letter dated February 15, 2018, offering dates that he would be available for an in-person meeting at Whitestone’s headquarters in Houston. He wrote that he would not be coming to Houston to meet with management. He said KBS’s purpose is to address compensation issues with the people who set and administer Whitestone’s executive compensation policies. He said that KBS requested a phone call with Mr. Lambert (the new Chairman of the Compensation Committee) in advance of a face-to-face meeting so that KBS could ascertain that he and other members of the Compensation Committee would be available to participate, particularly Mr. Mahaffey (the prior Chairman of the Compensation Committee). KBS also wanted to confirm that the members of the Compensation Committee would be prepared to discuss Whitestone’s executive compensation policies, their past application and any changes that have been or will be made for this and future years. Mr. McMillan reiterated that a preliminary phone call would be a good idea, and in any event asked for confirmation that Mr. Lambert (the new Chairman of the Compensation Committee) would be prepared to address the compensation issues and that Mr. Mahaffey (the prior Chairman of the Compensation Committee) and other members of the Compensation Committee will be available for the in-person meeting.

On March 1, 2018, Mr. Mastandrea responded to Mr. McMillan’s letter of February 26, 2018. He ignored Mr. McMillan’s request for a preliminary call, and only offered himself and Mr. Lambert in a face-to-face meeting.

Despite Mr. Mastandrea’s repeated refusals to have a preliminary call or to involve any other members of the Board other than Mr. Mastandrea and Mr. Lambert, Mr. McMillan agreed to travel to Houston for a meeting on March 13, 2018.

On March 1, 2018, Whitestone issued a press release announcing its operating and financial results for the fourth quarter and year ended December 31, 2017, and held its earnings call. The next day, the stock dropped by approximately 12.5%, or to a level approximately 24.6% lower from the price on December 31, 2017.

On March 13, 2018, Mr. McMillan and Brian Ragsdale, Executive Vice President of KBS Capital Advisors, met Messrs. Mastandrea and Lambert at Whitestone’s headquarters in Houston. Mr. Mastandrea began the meeting with a discussion of Whitestone’s business. Mr. McMillan reminded Mr. Mastandrea that KBS representatives had visited all of Whitestone’s properties and was familiar with its business. He explained again that KBS’s concern with the business was the level of G&A expenses, which is higher than competitors and driven mostly by executive compensation.

Mr. Mastandrea stated that KBS’s nominations and proposal were affecting Whitestone’s stock price. He stated that the fair value of the stock price is significantly higher than where it is currently trading and that it was low because KBS was involved. Mr. McMillan noted that it was not trading significantly higher before KBS got involved. Mr. Ragsdale asked what it would take to get the stock price significantly higher, and Mr. Mastandrea said that ending the proxy fight would accomplish that goal.

Mr. McMillan reiterated that the G&A expenses of the company were out of line and added that property operating expenses are also higher than Whitestone’s competitors. Mr. Mastandrea stated that KBS should not look at competitors to compare G&A expenses, because Whitestone has a different business model with smaller tenants and leases, which requires more personnel to manage. Messrs. McMillan and Ragsdale were not convinced by this explanation.

Mr. Mastandrea asked Mr. McMillan if he was going to make a tender offer for the stock or try to take over Whitestone, to which Mr. McMillan responded “no.” Mr. McMillan repeated numerous times that KBS’s concern was excessive G&A costs which is driven by high levels of executive compensation. Mr. McMillan stated that Whitestone executives are paid more than similar companies, to which Mr. Mastandrea replied “[Y]ou knew that when you bought the stock, why did you want this battle?”

Mr. McMillan stated that Whitestone’s announced G&A expense ratio target of 8-10% of revenues by 2023 is still above average and that they should get there much quicker. At this point, Mr. Holeman (Whitestone’s Chief Financial Officer) was invited to join the meeting. Mr. Holeman asked Mr. McMillan how quickly he thought they should get to the 8-10% target and Mr. McMillan said much quicker than four to five years and probably closer to two years. Mr. Mastandrea asked Mr. McMillan for his suggestions on how to reduce G&A. Mr. McMillan answered that he could not answer that as an outsider of the company, but that excessive executive compensation is one factor. Mr. Holeman offered more defense of Whitestone’s G&A based on leasing and property management expenses. Messrs. Mastandrea and Holeman stated that a portion of executive compensation going forward would be comprised of long-term equity awards tied to total shareholder return, but Mr. McMillan did not like the metrics or performance standards described to him.

Towards the end of the meeting, Mr. Mastandrea spent some time trying to explain to Mr. McMillan why he should not be an activist shareholder. He again asked Mr. McMillan for suggestions on how to lower G&A expenses, despite the fact that Mr. McMillan had repeatedly pointed to excessive executive compensation as the primary factor. On March 19, 2018, Mr. McMillan sent some follow-up questions regarding the G&A expenses to Mr. Mastandrea via email, related to the explanations Messrs.

Mastandrea and Holeman had given during their in-person meeting. The answers received did not change Mr. McMillan’s view that G&A expenses are out of line primarily due to excessive executive compensation.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to Whitestone’s Proxy Statement, Whitestone is soliciting proxies with respect to two other proposals. Please refer to Whitestone’s Proxy Statement for a detailed discussion of these proposals, including various arguments in favor of and against such proposals. These proposals are outlined below.

IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL OF THE COMMON SHARES REPRESENTED BY YOUR BLUE PROXY CARD AGAINST PROPOSAL 2 AND FOR PROPOSAL 3.

PROPOSAL   2: TO APPROVE IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF WHITESTONE’S NAMED EXECUTIVE OFFICERS

According to Whitestone’s Proxy Statement, Whitestone will also solicit proxies with respect to a proposal for the shareholders to approve, on an advisory basis, the compensation paid to Whitestone’s named executive officers, as disclosed in Whitestone’s Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and other related tables and disclosure contained in Whitestone’s Proxy Statement. Please refer to Whitestone’s Proxy Statement for a discussion of Proposal 2 and the related disclosure regarding Whitestone’s executive compensation. The Participants intend to vote, and recommend that you vote, AGAINST Proposal 2 because Whitestone’s executive compensation is excessive and misaligned with shareholder interests. If you have signed the BLUE proxy card and no marking is made, you will be deemed to have given a direction to vote all of the Common Shares represented by your BLUE proxy card AGAINST Proposal 2.

According to Whitestone’s Proxy Statement, for Proposal 2 to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy.

PROPOSAL   3: TO RATIFY THE APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C. AS WHITESTONE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

According to Whitestone’s Proxy Statement, Whitestone will also solicit proxies with respect to a proposal for shareholders to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as Whitestone’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Please refer to Whitestone’s Proxy Statement for a discussion of Proposal 3. The Participants intend to vote, and recommend that you vote, FOR Proposal 3. If you have signed the BLUE proxy card and no marking is made, you will be deemed to have given a direction to vote all of the Common Shares represented by your BLUE proxy card FOR Proposal 3.

According to Whitestone’s Proxy Statement, for Proposal 3 to be approved, the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy.

OTHER PROPOSALS

We know of no other business to be presented at the Annual Meeting. If any other matters other than those listed above should properly come before the Annual Meeting, the persons named on the enclosed BLUE proxy card will abstain from voting that proxy on such other matters.

VOTING PROCEDURES

According to Whitestone’s Proxy Statement, the Bylaws and applicable law, holders of record of Whitestone’s Common Shares, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Each Common Share outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. Notwithstanding the foregoing, each Common Share is entitled to vote at the Annual Meeting for the election of trustees for as many individuals as there are trustees to be elected and for whose election the Common Share is entitled to be voted.

A quorum must be present, in person or by proxy, in order for Whitestone to transact business at the Annual Meeting. A quorum is the presence in person or by proxy of a majority of the shares of Common Shares issued and outstanding and entitled to vote at the Annual Meeting. Your Common Shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your brokerage firm, bank, bank nominee or other institution). The Common Shares represented by a proxy marked “withhold” or “abstain” and broker non-votes (as described below) will also be considered present at the Annual Meeting for purposes of determining a quorum. According to Whitestone’s Proxy Statement, if a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting until a later date.

BROKER NON-VOTES

A broker non-vote occurs when a nominee, such as a brokerage firm, bank or other agent, holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals but may vote their clients’ shares on “routine” proposals.

Under applicable rules of the NYSE, Proposal 1 (election of trustees), Proposal 2 (advisory vote on executive compensation) and Proposal 4 (non-binding shareholder proposal to declassify the Board) are non-routine matters and a broker, bank or other agent does not have discretionary authority to vote on such proposals. Conversely, Proposal 3 (ratification of the appointment of our independent registered public accounting firm) is a routine matter and brokers, banks or other agents have discretionary authority to vote on such proposal.

However, given the contested nature of the election, the rules of the NYSE governing brokers’ discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not, with respect to shareholders that receive proxy materials from both Whitestone and KBS. Therefore, absent instructions from the beneficial owner of the Common Shares, a broker is not entitled to vote shares on any of the proposals with respect to accounts to which both Whitestone and KBS deliver their respective proxy materials.

If your shares of Common Shares are held in street name, your broker or nominee has enclosed a BLUE voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares of Common Shares by following the instructions provided on the BLUE voting instruction card. If you hold your shares in street name, it is critical that you cast your vote and instruct your bank, broker, or other nominee on how to vote if you want your vote to count at the Annual Meeting. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote on the proposals to be voted on at the Annual Meeting, no votes will be cast on your behalf.

Broker non-votes, if any, will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on the proposals to be voted on at the Annual Meeting and will not be counted in determining the number of shares necessary for approval. Broker non-votes will be considered present for the purpose of determining a quorum.

VOTING INSTRUCTIONS

As explained in the detailed instructions on your BLUE proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope. We recommend that you vote on the BLUE proxy card even if you plan to attend the Annual Meeting;
2.	Vote via the Internet by following the voting instructions on the BLUE proxy card or the BLUE voting instructions provided by your broker, bank or other holder of record;
3.	Vote by telephone by following the voting instructions on the BLUE proxy card or the BLUE voting instructions provided by your broker, bank or other holder of record; or
4.

Vote in person by attending the Annual Meeting. Written ballots will be distributed to shareholders who wish to vote in person at the Annual Meeting. If you hold your Common Shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

To submit a proxy with voting instructions by telephone please call the telephone number listed on the BLUE proxy card. Proxies may also be submitted over the Internet. Please refer to the BLUE proxy card for the website information. In each case, shareholders will be required to provide the unique control number which has been printed on each shareholders BLUE proxy card. In addition to the instructions that appear on the BLUE proxy card, step-by-step instructions will be provided by a recorded telephone message for those shareholders submitting proxies by telephone or at the designated website for those shareholders submitting proxies over the Internet. Shareholders submitting their proxies with voting instructions by telephone or over the Internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by Internet was successfully submitted.

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed BLUE proxy card and return it in the enclosed self-addressed, postage-paid envelope. All valid proxies received and not revoked prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the Common Shares will be voted in accordance with that specification. IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, THE COMMON SHARES REPRESENTED BY THE BLUE PROXY WILL BE VOTED (I) FOR THE ELECTION OF MR. KENNETH H. FEARN, JR. AND MR. DAVID E. SNYDER AND A WHITESTONE NOMINEE OTHER THAN NANDITA BERRY AND JACK MAHAFFEY; AND (II) FOR THE PARTICIPANTS’ SHAREHOLDER PROPOSAL TO REQUEST THE BOARD TAKE THE NECESSARY STEPS TO DECLASSIFY THE BOARD OF TRUSTEES, TO REQUIRE ALL TRUSTEES TO STAND FOR ELECTION ANNUALLY AND TO PROHIBIT

THE BOARD OF TRUSTEES FROM TAKING ACTION TO AGAIN CLASSIFY THE BOARD OF TRUSTEES WITHOUT FIRST AMENDING THE DECLARATION OF TRUST WITH THE APPROVAL OF SHAREHOLDERS.

If you have any questions or require any assistance in executing your proxy, please contact:

Morrow Sodali LLC

Call toll-free: 800-662-5200

E-mail: KBS@morrowsodali.com

PROXY PROCEDURES

IN ORDER TO SUPPORT THE ELECTION OF THE NOMINEES AND THE SHAREHOLDER PROPOSAL TO REQUEST THE BOARD TAKE THE NECESSARY STEPS TO DECLASSIFY THE BOARD OF TRUSTEES, TO REQUIRE ALL TRUSTEES TO STAND FOR ELECTION ANNUALLY AND TO PROHIBIT THE BOARD OF TRUSTEES FROM TAKING ACTION TO AGAIN CLASSIFY THE BOARD OF TRUSTEES WITHOUT FIRST AMENDING THE DECLARATION OF TRUST WITH THE APPROVAL OF SHAREHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE BLUE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET.

The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Shareholder of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with Whitestone’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. Only holders of record of the Common Shares as of the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. If you were a shareholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such Common Shares after the Record Date. Accordingly, it is important that you vote the Common Shares held by you on the Record Date, or grant a proxy over the Internet, telephone or mail to vote such Common Shares on the BLUE proxy card, even if you sell such Common Shares after the Record Date. Proxies validly delivered by shareholders (by Internet, telephone or mail) and timely received by Whitestone will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION. IF ON THE RECORD DATE YOUR SHARES WERE HELD IN AN ACCOUNT WITH A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, THEN YOU ARE THE BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME,” AND A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WAS FORWARDED TO YOU BY THAT ORGANIZATION. THE ORGANIZATION HOLDING YOUR ACCOUNT IS CONSIDERED TO BE THE SHAREHOLDER OF RECORD FOR PURPOSES OF VOTING AT THE ANNUAL MEETING. IF YOUR COMMON SHARES ARE

HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES OF COMMON SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO SUPPORT THE ELECTION OF THE NOMINEES AND THE SHAREHOLDER PROPOSAL, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE BLUE PROXY CARD AS SOON AS POSSIBLE. WHILE YOU ARE ALSO INVITED TO ATTEND THE ANNUAL MEETING, YOU MAY NOT VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU REQUEST AND OBTAIN A VALID PROXY CARD FROM YOUR BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION.

REVOCATION OF PROXIES

Any shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated BLUE proxy card that will revoke all prior proxy cards, including any white proxy cards which you may have submitted to Whitestone;
•	submitting a properly executed, subsequently dated white proxy card that will revoke all prior proxy cards, including any blue proxy cards which you may have submitted to KBS or Whitestone;
•	instructing KBS by telephone or via the Internet as to how you would like your Common Shares voted (instructions are on your BLUE proxy card);
•	attending the Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or
•	delivering written notice of revocation either to KBS c/o Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902 or the Secretary of Whitestone.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO WHITESTONE, WE URGE YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE BLUE PROXY CARD, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR COMMON SHARES VOTED WITH RESPECT TO THE BLUE PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO KBS OR TO THE SECRETARY OF WHITESTONE.

If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your Common Shares held in its name at the meeting. Contact Morrow Sodali at the number shown in this Proxy Statement for assistance or if you have any questions.

Although a revocation is effective if delivered either to us or to Whitestone, we request that either the original or a copy of any revocation be mailed to us c/o Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, so that KBS will be aware of all revocations.

COST AND METHOD OF SOLICITATION

Solicitation of proxies will be made by us, our Nominees, Keith D. Hall, and Peter McMillan III. Other employees of the Advisor and its affiliates may participate in the solicitation of proxies but will not receive additional compensation for doing so.

The SOR REIT has retained Morrow Sodali to conduct the solicitation, for which Morrow Sodali is to receive a fee of up to $125,000. SOR REIT has agreed to indemnify Morrow Sodali against certain liabilities and expenses, including certain liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to Morrow Sodali pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable. Proxies may be solicited by mail, courier services, Internet (including social media), electronic mail, advertising, press releases, telephone or telecopier or in person. It is anticipated that Morrow Sodali will employ approximately 40 persons to solicit proxies from the shareholders for the Annual Meeting. The total expenditures in furtherance of, or in connection with, the solicitation of proxies is approximately $633,000 to date, and is estimated to be approximately $1,255,000 in total.

SOR REIT will pay all costs associated with this solicitation. SOR REIT does not intend to seek reimbursement for the costs and expenses associated with the proxy solicitation in the event that the Nominees are elected or that the Shareholder Proposal achieves majority shareholder support.

We intend to deliver a proxy statement and the BLUE proxy card to holders of at least the percentage of Whitestone’s outstanding Common Shares required to (i) elect the Nominees and (ii) approve or adopt Proposal 4 and to otherwise solicit proxies from the shareholders in support of such election and proposal.

ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN WHITESTONE’S PROXY STATEMENT. This disclosure in Whitestone’s Proxy Statement includes, among other things, information regarding (i) Whitestone’s trustees, trustee nominees, and executive officers, including, but not limited to, current biographical information and information about their backgrounds, qualifications and compensation, (ii) the date by which proposals of security holders intended to be presented at the next annual meeting of shareholders of Whitestone must be received by Whitestone for inclusion in Whitestone’s Proxy Statement and form of proxy for that meeting, (iii) the date by which shareholders must provide notice for other proposals intended to be presented at the next annual meeting of shareholders, (iv) the date by which shareholders must submit nominations for election to Whitestone’s Board at the next annual meeting of shareholders, and (v) the securities of Whitestone held by Whitestone’s trustees, management and 5% shareholders. The Participants take no responsibility for the accuracy or completeness of such information contained in Whitestone’s public filings.

Date: April 12, 2018

KBS SOR PROPERTIES LLC

KBS SOR (BVI) HOLDINGS, LTD.

KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP

KBS STRATEGIC OPPORTUNITY REIT, INC.

KBS CAPITAL ADVISORS LLC

KEITH D. HALL

PETER MCMILLAN III

KENNETH H. FEARN, JR.

DAVID E. SNYDER

IMPORTANT

1.	If your Common Shares are held in your own name, please mark, date and mail the enclosed BLUE proxy card to our proxy solicitor, Morrow Sodali, in the postage-paid envelope provided.

2.

If your Common Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such Common Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your Common Shares.

3.

If you have already submitted a white proxy card to Whitestone for the Annual Meeting, you may change your vote to a vote FOR the Nominees and FOR the Shareholder Proposal by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to Whitestone. You may also submit your later-dated proxy by using the enclosed BLUE proxy card to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please contact:

470 West Avenue

Stamford, CT 06902

Call Toll Free: (800) 662-5200

E-mail: KBS@morrowsodali.com

ANNEX A

SECURITY OWNERSHIP OF THE PARTICIPANTS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Common Shares	KBS SOR Properties LLC (2)	3,768,189	9.61%(3)

(1)

SOR Properties is, as of the date of this Proxy Statement, the direct beneficial owner of the Common Shares set forth under the heading “Amount and Nature of Beneficial Ownership.” Indirect beneficial ownership of Common Shares is described below in Note 2. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following the date of this Proxy Statement. None of the securities listed are pledged as security.

(2)	SOR Properties is wholly owned by SOR BVI. SOR BVI is wholly owned by SOR LP. SOR REIT is the general partner of SOR LP.

The Advisor is the external advisor to SOR REIT. Pursuant to the Advisory Agreement, subject to the express limitations set forth in the Advisory Agreement and the continuing and exclusive authority of the SOR REIT board of directors over the management of SOR REIT, the power to direct the management, operation and policies of SOR REIT, including making, financing and disposing of investments, is vested in the Advisor, which has the power by itself and is authorized and empowered on behalf and in the name of SOR REIT to carry out any and all of the objectives and purposes of SOR REIT and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under the Advisory Agreement.

On March 28, 2016, the board of trustees of SOR REIT approved and adopted the Program. Under the Program, an investment committee of the Advisors composed of Peter McMillan III and Keith D. Hall evaluates and approves all of the proposed investments and sales of equity securities acquired under the Program.

SOR BVI, SOR LP, SOR REIT, the Advisor, Peter McMillan III and Keith D. Hall may be deemed to be the beneficial owner of the securities held by SOR Properties.

The business address of SOR Properties and each entity or person in the paragraph above is:

c/o KBS Strategic Opportunity REIT, Inc.

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

(3)	Based on the number of Whitestone’s outstanding common shares as of March 6, 2018 as stated in Whitestone’s Proxy Statement.

A-1

ANNEX B

TWO YEAR SUMMARY TABLE

The following table indicates the date of each purchase of Common Shares by SOR Properties within the past two years, and the number of shares in each such purchase. No other purchases or sales of Whitestone securities were made by SOR Properties, its affiliates and the other Participants within the past two years.

Date	Number of Common Shares Purchased*
May 5, 2017	26,400
May 8, 2017	83,500
May 9, 2017	106,367
May 10, 2017	2,725
May 11, 2017	76,962
May 12, 2017	100,000
May 15, 2017	14,871
May 16, 2017	62,684
May 17, 2017	350,177
May 18, 2017	11,696
May 19, 2017	56,877
May 22, 2017	67,265
May 23, 2017	200,000
May 24, 2017	142,806
May 25, 2017	123,483
May 26, 2017	184,801
May 30, 2017	200,000
May 31, 2017	89,000
June 1, 2017	45,788
June 2, 2017	179,259
June 5, 2017	103,957
June 6, 2017	86,658
June 7, 2017	140,930
June 8, 2017	126,100
June 9, 2017	63,460
June 12, 2017	52,354
June 13, 2017	118,291
June 14, 2017	91,051
June 15, 2017	1,500
June 16, 2017	100,000
June 19, 2017	78,269
June 20, 2017	46,862
June 21, 2017	81,100
June 22, 2017	37,356
June 30, 2017	2,800
July 5, 2017	2,800
July 6, 2017	75,284
July 7, 2017	17,075
July 10, 2017	48,674
July 11, 2017	80,007
August 28, 2017	100,000
August 29, 2017	24,000
February 6, 2018	4,000
February 9, 2018	12,040
February 12, 2018	30,100
February 13, 2018	100
February 14, 2018	43,760
March 23, 2018	75,000
Total	3,768,189

*	Represents the total shares acquired on a given day through multiple open market brokerage transactions on the NYSE.

B-1

BLUE PROXY
WHITESTONE REIT
ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2018
THIS PROXY IS SOLICITED ON BEHALF OF KBS SOR PROPERTIES LLC, KBS SOR (BVI) HOLDINGS, LTD., KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, KBS STRATEGIC OPPORTUNITY REIT, INC., KBS CAPITAL ADVISORS LLC, KEITH D. HALL, PETER MCMILLAN III, KENNETH H. FEARN, JR. AND DAVID E. SNYDER (THE “PARTICIPANTS”)
THE BOARD OF TRUSTEES OF WHITESTONE REIT IS NOT SOLICITING THIS PROXY

The undersigned shareholder(s) hereby appoint(s) Keith D. Hall, Peter McMillan III and Brian Ragsdale, or any one of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side of this ballot, all of the Common Shares of Whitestone REIT (“Whitestone”) that the shareholders(s) is/are entitled to vote at the 2018 Annual Meeting of Shareholders of Whitestone scheduled to be held at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, TX, 77042, on May 17, 2018, at 8:00 a.m. (Central Daylight Time), and any adjournment or postponement thereof (the “Annual Meeting”). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Common Shares of Whitestone held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

IF NO DIRECTION IS MADE, THE PERSONS NAMED IN THIS BLUE PROXY CARD WILL VOTE YOUR SHARES: (I) FOR THE ELECTION OF MR. KENNETH H. FEARN, JR. AND MR. DAVID E. SNYDER AND THE WHITESTONE NOMINEE OTHER THAN NANDITA BERRY AND JACK MAHAFFEY; (II) AGAINST WHITESTONE’S PROPOSAL FOR APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF WHITESTONE’S NAMED EXECUTIVE OFFICERS, (III) FOR WHITESTONE’S PROPOSAL FOR RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C. AS WHITESTONE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018; AND (IV) FOR THE PARTICIPANTS’ SHAREHOLDER PROPOSAL REGARDING DECLASSIFYING THE BOARD OF TRUSTEES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.enhancewhitestone.com.

IMPORTANT: EVEN IF YOU HAVE VOTED BY TELEPHONE OR BY INTERNET PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

Please mark
THE PARTICIPANTS RECOMMEND A VOTE (1) “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW, (2) “AGAINST” WHITESTONE’S PROPOSAL FOR APPROVAL, BY ADVISORY vote as indicated in X VOTE, OF THE COMPENSATION OF WHITESTONE’S NAMED EXECUTIVE OFFICERS, (3) “FOR” WHITESTONE’S PROPOSAL FOR RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER this example OF TEXAS, P.C. AS WHITESTONE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018, AND (4) “FOR” THE PARTICIPANTS’ PROPOSAL
FOR APPROVAL OF THE ADVISORY VOTE REGARDING DECLASSIFYING THE STAGGERED BOARD OF TRUSTEES.
1. Election of Trustees – Participant Nominees.
(01) Kenneth H. Fearn, Jr.
(02) David E. Snyder
FOR ALL
WITHHOLD ALL
FOR ALL EXCEPT NOMINEES WRITTEN
BELOW
PLUS the person who has been nominated by Whitestone to serve as a trustee, other than Nandita Berry and Jack Mahaffey. The Participants are NOT seeking authority to vote for and WILL NOT exercise any authority to vote for Nandita Berry and Jack Mahaffey. There is no assurance that any of the Whitestone nominees will serve as trustees if any or all of the nominees are elected to the board of trustees. You should refer to the proxy statement and form of proxy distributed by Whitestone for the names, backgrounds and qualifications of the candidates who have been nominated by Whitestone, and other information concerning the Whitestone nominees.
NOTE: To withhold authority to vote for any individual nominee(s) of the Participants or of Whitestone, mark the box “FOR ALL EXCEPT NOMINEES WRITTEN BELOW” and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining Participant nominee(s) and Whitestone nominee other than Nandita Berry and Jack Mahaffey.
2. Whitestone’s proposal for approval, by advisory vote, of the compensation of Whitestone’s named executive officers.
3. Whitestone’s proposal for ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as Whitestone’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
4. The Participants’ proposal for approval of the advisory vote regarding declassifying the board of trustees.
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
FOR AGAINST ABSTAIN
Date: 2018
(Signature of Shareholder)
(Signature of Shareholders, if held jointly)
(Title, if any)
When shares are held jointly, joint owners should each sign. Please sign exactly as your name appears on this proxy. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, given full title as such. If the signer is a partnership, please sign in the partnership’s name by an authorized person.
PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
TO VOTE BY MAIL, PLEASE DETACH HERE* * *
VOTE BY TELEPHONE OR INTERNET
QUICKEASY IMMEDIATE
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.
VOTE BY INTERNET: The web address is www.proxyvoting.com/KBS. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.
VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.
Call Toll Free On a Touch-Tone Telephone 1-800-404-7833 There is NO CHARGE to you for this call
OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.
OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Participants.
THANK YOU FOR VOTING.
CONTROL NUMBER for Telephone/Internet Voting